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                                                                 EXHIBIT 99.4(b)

                          PENNZOIL-QUAKER STATE COMPANY
                         THRIFT AND STOCK PURCHASE PLAN

               (As Amended and Restated Effective January 1, 1997)

                                Second Amendment


         Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), having assumed sponsorship of the Quaker State Corporation Thrift and Stock Purchase Plan, as amended and restated, effective January 1, 1997, which plan was merged with the Quaker State Employee Stock Ownership Plan, effective January 1, 1998 and renamed the Pennzoil-Quaker State Company Thrift and Stock Purchase Plan, effective December 31, 1998 (the "Plan"), and having reserved the right under Section 11.01 thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 2000 to read as follows:

         1. The last paragraph of Section 3.01 of the Plan is hereby amended by adding a sentence thereto to read as follows:

         "Notwithstanding anything herein to the contrary, from and after January 1, 2000, only those Employees employed by Blue Coral, Inc., or by one of the Company's Canadian subsidiaries, including Quaker State, Inc. and Valley Camp, Inc., shall be eligible to make contributions to this Plan."

         2. Section 6.02 of the Plan is hereby amended by deleting the last sentence therein and adding a sentence thereto to read as follows:

         "From and after January 1, 2000, each Participant who has attained age 55 may direct that full shares of common stock of the Company held in his or her Company Matching Contribution Account, Profit Sharing Account, Tye Profit Sharing Account and ESOP Account be liquidated and the proceeds invested among the funds in Fund A Group as provided in Section 6.01."




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         3. The second subsection (b) under Section 8.06 of the Plan shall be amended in its entirety to read as follows:

         "(b) The Participant has obtained all distributions and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company provided, however, that the Participant must request and receive a hardship withdrawal under this Plan, prior to requesting a hardship withdrawal under the Pennzoil-Quaker State Savings and Investment Plan;"

         4. The last paragraph of Section 8.07 is hereby amended in its entirety, to read as follows:

         "From and after January 1, 2000, a Participant may not initiate a loan more than once every six months; may not have more than one loan outstanding at a time under this Plan and may not refinance an outstanding loan. If on January 1, 2000 a Participant has one or more outstanding loans under this Plan, such Participant may not make application for a loan until all outstanding loans are repaid in full."

         5. Section 20.03 of the Plan is hereby amended in its entirety to read as follows:

         "Qualified Participant's Diversification Election. From and after January 1, 2000, a Participant who has attained age 55 shall be referred to as a "Qualified Participant" and shall be eligible to direct the diversification of his or her ESOP Contribution Account as provided in
     Section 6.02 of the Plan."

         IN WITNESS WHEREOF, Pennzoil-Quaker State Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this 14th day of December, 1999, but effective as herein provided.

                                                  PENNZOIL-QUAKER STATE COMPANY


                                                  By: /s/ RAYMOND T. FISCHER
                                                      --------------------------
                                                      Raymond T. Fischer
                                                      Agent and Attorney-in-Fact


ATTEST:



/s/ LINDA F. CONDIT
-------------------
Secretary

[SEAL]


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